Exhibit 10.16

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is entered into effective as of the 7th day of December, 2015, by and between SELIG REAL ESTATE HOLDINGS XXXIV, LLC a Washington limited liability company (“Lessor”), and AMERICAN PET INSURANCE COMPANY, a New York corporation duly qualified to do business in the State of Washington, dba Trupanion (“Lessee”).

RECITALS

A.    Prior to September 20, 2012, the Housing Authority of the City of Seattle (the “Housing Authority”) was the owner of that commercial office building commonly known as 907 NW Ballard Way in Seattle, Washington (the “Property”). On September 20, 2012, Lessor obtained ownership of the Property.

B.    By that certain Lease Agreement dated June 14, 2012 (the “Original Lease”), the Housing Authority leased the Property to Lessee. After Lessor obtained ownership of the Property, Lessor and Lessee entered into two (2) amendments to the Original Lease, including (i) that certain letter amendment dated September 24, 2013 (the “First Amendment”), and (ii) that certain letter amendment dated February 3, 2014 (the “Second Amendment”, and together with the Original Lease and the First Amendment, the “Lease”).

C.    Pursuant to the terms of the First Amendment, Lessor and Lessee agreed that (i) Lessee had the option (the “Initial Extension Option”) to extend the Lease Term through August 15, 2016 (the “Lease Termination Date”), and (ii) Lessee would have two (2) options to extend the Lease Term for additional 1 (one) year terms each (collectively, the “Additional Extension Options”). Lessee exercised the Initial Extension Option and that exercise was memorialized in the Second Amendment.

D.    At the outset of Lessee’s occupancy of the Property, Lessee retained for its own use the furniture, fixtures and equipment that existed at the Property prior to Lessee’s tenancy (the “FF&E”). The Lease requires Lessee, at the termination of the Lease term, to deliver the property to Lessor in the condition described in the second paragraph of section 10 of the Original Lease.

E.    Lessor and Lessee wish to amend the Lease to terminate the Additional Extension Options and to confirm the treatment of the FF&E at the termination of the Lease term.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee, intending to be legally bound, hereby agree as follows:

1.    Amendment 1. Lessee’s Additional Extension Options are hereby terminated.

2.    Amendment 2. Lessee shall have no obligation to remove the FF&E at the termination of the Lease term.

3.    Except as specifically detailed herein, all other Lease terms and conditions will remain unchanged and in full force and effect.

[The rest of this page is intentionally blank - signature page follows]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first written above.

LESSOR:

SELIG REAL ESTATE HOLDINGS XXXIV, L.L.C.

By: ______________________

Print Name: Martin Selig

Its: Manager

LESSEE:

AMERICAN PET INSURANCE COMPANY

By: ______________________

Print Name: Mike Banks

Its: Chief Financial Officer of Trupanion, Inc., Parent company, on behalf of American Pet Insruance Company, its wholly owned subsidiary